Exhibit 99.1

Vislink Reports First Quarter 2024 Financial and Operational Results

Total Revenue Increased 20% to $8.6 Million Driven by Surge in Sales to MilGov Customers

New Product Sales and Enhanced Operating Efficiency Fuel Significant Profitability Improvements

Mt. Olive, NJ — May 15, 2024 — Vislink Technologies, Inc. (“Vislink” or the “Company”) (Nasdaq: VISL), a global technology leader in the capture, delivery, and management of high-quality, live video and associated data in the media and entertainment, public safety, and defense markets, today reported results for the first quarter ended March 31, 2024.

First Quarter 2024 Financial Results

●	Revenue increased 20% to $8.6 million, up from $7.2 million in the prior year period. The increase in revenue resulted from a jump in sales to military and government customers.
●	Gross margin increased to 59%, up from 54% in the prior year period. The year-over-year improvement in gross margin reflects greater operating efficiency and a higher mix of software and service revenue.
●	Net loss improved to $(0.9) million, or $(0.39) per share, from $(1.8) million, or $(0.80) per share, in the prior year period.
●	Cash and short-term investments were $13.8 million at March 31, 2024, compared to $14.2 million at December 31, 2023. Working capital was $31.2 million at the end of the first quarter. The Company expects to continue enhancing working capital performance by optimizing inventory management and accelerating customer acceptance of new products.

First Quarter 2024 and Recent Operational Highlights

●	Sales to MilGov customers experienced a substantial increase in the first quarter of 2024. Market acceptance of the leading AeroLink platform is driving upgrades from existing customers and new customer orders.
●	Service/software revenue increased to 16% of total revenue, with our continued focus on leveraging the infrastructure platform to drive recurring revenues through the LinkMatrix platform.
●	Launched Air-to-Anywhere™ within the Company’s AVDS platform, enabling high-resolution, ultralow-latency real-time video distribution and management to any device, anywhere. This advancement will include the Company’s roadmap initiatives to leverage AI for enhanced analytics and is expected to pave new avenues to develop recurring revenue via in-depth data insights.
●	Unveiled DragonFly V, the world’s smallest HEVC HDR COFDM/5G transmitter designed to enhance live video capture from dynamic perspectives, including body-worn and covert applications. This product launch marks a significant advancement in video capture technology, offering high-definition, ultra-low latency, real-time video transmission capabilities.
●	Positioned to grow with global Aerospace OEMs – successfully demonstrated design, manufacturing, and operations processes and capabilities and received “Approved Supplier” status from three global aerospace Original Equipment Manufacturers (OEMs).
●	Enhanced presence in the expanding drone command and control market, boosting revenue and customer relationships and leveraging the Company’s resilient radio, channel bonding, and antenna technologies roadmap to offer unique capabilities to address real-world tactical applications.

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Management Commentary

“The first quarter of 2024 demonstrated substantial financial and operational gains, directly resulting from the continued execution of our strategic plan we implemented two years ago to increase operating leverage,” stated Mickey Miller, CEO of Vislink. “Our revenue climbed by 20% to $8.6 million, primarily fueled by our expanding presence in the MilGov markets. This growth has been bolstered by enhanced sales opportunities following the acquisition of BMS assets and increased governmental investment due to recent geopolitical events.

“We are carrying this momentum into the second quarter as we continue to roll out newer products such as Cliq, LiveLink, and DragonFly V. These products fulfill needs across our target markets and facilitate opportunities to increase our software and services revenue, which grew to 16% of total revenue in the first quarter. This strategic shift is steering our revenue mix towards more predictable, higher-margin streams. Our strengthened sales channels and go-to-market strategies have resulted in the largest weighted sales pipeline since the pandemic, valued at $48 million entering the second quarter. In addition, we are extending our reach in the Drone Command and Control (Drone C2) area, another developing use case for our current solutions, as we engage in encouraging discussions with key industry leaders.

“We are on track to achieve cash flow neutrality by the end of 2024 and aim to be cash flow positive in 2025. Our operations are continually evolving as we actively identify areas for further operational enhancements and cost-saving measures. These ongoing improvements are crucial as we work to drive further revenue growth and enhance profitability.”

Conference Call

Management will host a conference call today, May 15, 2024, at 8:30 a.m. Eastern Time to discuss its financial results for the first quarter ended March 31, 2024.

Vislink management will host the presentation, followed by a question-and-answer period.

Toll-Free Number: 1-833-953-2432

International Number: 1-412-317-5761

Webcast: Click here to register

Please register online at least 10 minutes before the start time (although you may register, dial in, or access the webcast anytime during the call). If you have difficulty registering or connecting to the conference call, please contact Gateway Group at 949-574-3860.

The conference call will be broadcast live here and available for replay via the Investor Relations section of Vislink’s website.

A replay of the conference call will be available after 11:30 a.m. Eastern Time on the same day through Wednesday, May 28, 2024.

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Toll-Free Replay Number: 1-877-344-7529

International Replay Number: 1-412-317-0088

Replay ID: 4822215

Non-GAAP Financial Measure: EBITDA

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), we are presenting EBITDA in this earnings release and the related earnings conference call. EBITDA is a non-GAAP financial measure that is not based on any standardized methodology prescribed by GAAP and is not necessarily comparable to similarly titled measures presented by other companies. We define EBITDA as our net income (loss), excluding the impact of depreciation and amortization expense and interest income and tax). We have presented EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our operating performance, establish budgets, and develop operational goals for managing our business. In particular, we believe that excluding the impact of these expenses in calculating EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance. A reconciliation of non-GAAP EBITDA to GAAP net loss appears in the financial tables accompanying this press release as set forth below.

Note on Forward-looking Statements

Certain statements in this press release are forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. This press release contains forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact included in this press release, including those regarding the Company’s strategy, future operations, future revenues, growth, profitability results, and financial position, risks of supply chain constraints and inflationary pressures, projected expenses, prospects, plans including footprint and technology asset consolidations, objectives of management, new capabilities, product and solutions launches including AI-assisted and 5G streaming technologies, expected contract values, projected pipeline sales opportunities and transactions in our sales pipeline, backlog realization, and order acquisitions integration including the recently acquired BMS assets, cost savings, and expected market opportunities across the Company’s operating segments including the live event production, AVDS and MilGov markets, the sufficiency of the Company’s capital resources to fund the Company’s operations and any statements regarding future results are forward-looking statements. Vislink may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in any forward-looking statements such as the foregoing, and you should not place undue reliance on such forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties, including those discussed in Vislink’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Securities and Exchange Commission (“SEC”) on April 3, 2024, and in subsequent filings with, or submissions to, the SEC from time to time.

The statements made in this press release speak only as of the date stated herein, and subsequent events and developments may cause the Company’s expectations and beliefs to change. While the Company may elect to update these forward-looking statements publicly at some point in the future, the Company specifically disclaims any obligation to do so, whether as a result of new information, future events, or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date after the date stated herein.

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About Vislink Technologies, Inc.

Vislink Technologies is a global technology leader in capturing, delivering, and managing high-quality live video and associated data. With a renowned heritage in video communications encompassing over 50 years, Vislink has revolutionized live video communications by delivering the highest-quality video from the scene, even in the most challenging transmission conditions—enabling broadcasters and public safety agencies to capture and share live video seamlessly and securely. Through its Mobile Viewpoint product lines, Vislink also provides live streaming solutions using bonded cellular, 5G, and AI-driven technologies for automated news and sports productions. Vislink’s shares of common stock are publicly traded on the Nasdaq Capital Market under the ticker symbol “VISL.” For more information, visit www.vislink.com.

Media Contact:

Adrian Lambert

Adrian.lambert@vislink.com

Investor Relations Contact:

Alec Wilson and Matt Glover

Gateway Group, Inc.

VISL@gateway-grp.com

-Financial Tables to Follow-

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VISLINK TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	March 31, 2024	December 31, 2023
	(unaudited)
ASSETS
Current assets
Cash	$7,959	$8,482
Accounts receivable, net	9,015	8,680
Inventories, net	14,866	14,029
Investments held to maturity	5,799	5,731
Prepaid expenses and other current assets	1,726	1,560
Total current assets	39,365	38,482
Right of use assets, operating leases	1,134	742
Property and equipment, net	1,912	1,902
Intangible assets, net	3,579	3,866
Total assets	$45,990	$44,992
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$3,533	$3,183
Accrued expenses	1,403	1,578
Operating lease obligations, current	728	463
Customer deposits and deferred revenue	2,546	1,490
Total current liabilities	8,210	6,714
Operating lease obligations, net of current portion	847	755
Deferred tax liabilities	490	546
Total liabilities	9,547	8,015
Commitments and contingencies (See Note 11)
Stockholders’ equity
Series A Preferred stock, $0.00001 par value per share: -0- shares authorized on March 31, 2024, and December 31, 2023, respectively; -0- shares issued and outstanding on March 31, 2024, and December 31, 2023, respectively.	—	—
Common stock, $0.00001 par value per share, 100,000,000 shares authorized on March 31, 2024, and December 31, 2023, respectively: Common stock, 2,452,482 and 2,439,923 were issued, and 2,452,349 and 2,439,790 were outstanding on March 31, 2024, and December 31, 2023, respectively.	—	—
Additional paid-in capital	348,131	347,507
Accumulated other comprehensive loss	(1,237)	(1,027)
Treasury stock, at cost – 133 shares as of March 31, 2024, and December 31, 2023, respectively	(277)	(277)
Accumulated deficit	(310,174)	(309,226)
Total stockholders’ equity	36,443	36,977
Total liabilities and stockholders’ equity	$45,990	$44,992

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VISLINK TECHNOLOGIES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
OTHER COMPREHENSIVE LOSS
(IN THOUSANDS EXCEPT NET LOSS PER SHARE DATA)

	For the Three Months Ended
	March 31,
	2024	2023
Revenue, net	$8,598	$7,188
Cost of revenue and operating expenses
Cost of components and personnel	3,555	3,314
Inventory valuation adjustments	201	129
General and administrative expenses	5,294	5,028
Research and development expenses	799	767
Amortization and depreciation	347	298
Total cost of revenue and operating expenses	10,196	9,536
Loss from operations	(1,598)	(2,348)
Other income (expense)
Unrealized gain (loss) on investments in debt securities	63	(28)
Other income	375	341
Dividend income	66	91
Interest income, net	91	133
Total other income (expense)	595	537
Net loss before income taxes	(1,003)	(1,811)
Income taxes
Deferred tax benefits	55	55
Net loss	$(948)	$(1,756)
Basic and diluted loss per share	$(0.39)	$(0.74)
Weighted average number of shares outstanding:
Basic and diluted	2,444	2,375
Comprehensive loss:
Net loss	$(948)	$(1,756)
Unrealized gain (loss) on currency translation adjustment	(210)	155
Comprehensive loss	$(1,158)	$(1,601)

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Reconciliation of GAAP to Non-GAAP Results

VISLINK TECHNOLOGIES, INC.
RECONCILIATION OF GAAP to NON-GAAP RESULTS
QUARTER ENDING March 31, 2024
(IN THOUSANDS)

	March 31,
	2024	2023
Reconciliation of net income to EBITDA
Net loss	$(948)	$(1,756)
Amortization and depreciation	347	298
Dividend income	(66)	(91)
Interest income, net	(91)	(133)
Tax	(55)	(55)
EBITDA	$(813)	$(1,737)
Stock-based compensation	464	921
Severance	—	349
EBITDA Non-GAAP Adjusted	$(349)	$(467)

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